MODIFICATION TO LEASE


         THIS MODIFICATION TO LEASE, is made and entered into on this 23rd day of February 1994, by and between POLEVOY ASSOCIATES ("Landlord"), and WARNER INSURANCE SERVICES, INC., formally known as WARNER COMPUTER SYSTEMS, INC. a Delaware corporation having an office at 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410 ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant are parties to a certain Lease, dated March 2, 1990 ("Lease"), pursuant to which the Tenant leased 36,162 rentable square feet located at 18-01 Pollitt Drive, Fair Lawn, New Jersey (the "Leased Premises"); and

         WHEREAS, Tenant has requested that Landlord lease to Tenant, on a month to month basis, approximately 3,332 rentable square feet of office space in Unit #2 ("Additional Leased Space") at 18-01 Pollitt Drive (the "Building") which unit is adjacent to Tenant and was formerly occupied by Future Network, Inc.; and

         WHEREAS, Tenant has requested that Landlord provide a door and firewall between Tenant's Leased Premises and Additional Leased Premises;

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, Landlord and Tenant, intending to be legally bound hereby modify the terms of the Lease as follows:

        1. Effective February 25, 1994 Landlord shall lease to Tenant Additional Leased Space on a month-to-month basis at a basic annul rent of Ten ($10.00) dollars net/net/net per rental square foot. Tenant shall pay its Proportionate Share of all Impositions and Common Area Costs as provided for in the Lease for such Additional Leased Space, it being agreed that such Proportionate Share is 2.30%. All other terms and conditions of the Lease shall also apply to the Additional Lease Space.

        2. Landlord will deliver the Additional Leased Space in "broom-clean" condition except that the lunch room and bathrooms will be thoroughly cleaned and all HVAC systems will be in working order. Except for the foregoing, Tenant accepts the Additional Leased Space "As Is".

        3. Landlord, at Tenant's sole cost and expense will install a door and firewall in accordance with existing building codes between the Leased Premises and Additional Space, and Landlord shall bill Tenant at Landlord's cost.

        4. Either Landlord or Tenant may terminate Tenant's use of the Additional Lease Space upon thirty (30) days written notice to the other party whereupon Tenant will deliver such space back to Landlord in the same condition as such space was received excepting ordinary wear and tear and payments to Landlord as provided for in paragraph one (1) of this Modification to Lease shall cease. In the event Tenant does not vacate the Additional Space as



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required by this paragraph, Landlord will be entitled to all payments and remedies provided for in Article 27 of the Lease.

        5. Upon the Execution of this Modification to Lease Tenant will deposit with Landlord the sum of $5,553.33 which will be applied to Security Deposit for the Additional Leased Space and be held in accordance with Article 2(b) of the Lease.

        6. Except as modified by this Modification to Lease, all other provisions of the Lease remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, this Modification to Lease is hereby duly executed on and as of the date first set forth above.

                                                WARNER INSURANCE SERVICES, INC.,
                                                  a Delaware corporation, Tenant
WITNESS:


/s/ Theodore I. Botter                    By:       /s/ Bradley J. Hughes
----------------------------------           -----------------------------------
Theodore I. Botter, Secretary                Bradley J. Hughes, Vice President,
                                             Finance and Administration

                                                   POLEVOY ASSOCIATES, Landlord
WITNESS:


/s/ Helen Picone                          By:       /s/ Stuart M. Polevoy
----------------------------------           -----------------------------------
                                             Stuart M. Polevoy, Managing Partner


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